CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We consent to the incorporation by reference in Registration Statement Nos. 333-232060, 333-225619, 333- 244356 and 333-249977 on Form S-8 and Registration Statement Nos. 333-254284 and 333-255845 on Form S-3 of our reports dated March 2, 2023, relating to the consolidated financial statements of Potbelly Corporation and the effectiveness of Potbelly Corporation’s internal control over financial reporting, appearing in this Annual Report on Form 10-K for the year ended December 25, 2022. /s/ Deloitte & Touche LLP Chicago, Illinois March 2, 2023